UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2013

SEMGROUP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, OK 74136-4216

(Address of Principal Executive Offices) (Zip Code)

(918) 524-8100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2013, SemGroup Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain of the Company’s wholly-owned subsidiaries, as guarantors, and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which the Company has agreed to sell to the Initial Purchasers (the “Offering”) $300,000,000 in aggregate principal amount of the Company’s 7.50% senior unsecured notes due 2021 (the “Notes”), for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S of the Securities Act. The Company expects to close the Offering on June 14, 2013.

The net proceeds from the Offering are expected to be approximately $291.9 million, after deducting the Initial Purchasers’ discount and the Company’s estimated offering expenses. The Company expects to use the net proceeds from the Offering to (i) fund a portion of the Company’s pending acquisition of all the outstanding equity interests in Mid-America Midstream Gas Services, L.L.C., a subsidiary of Chesapeake Energy Corporation (the “Acquisition”), and (ii) repay amounts borrowed under the revolving credit facility under the Company’s corporate credit agreement. If, for any reason, the Acquisition does not close, the Company intends to use the net proceeds of the Offering for general corporate purposes, including capital expenditures. The Acquisition is expected to close by the third quarter of 2013 and is conditioned upon the satisfaction of certain closing conditions.

The Purchase Agreement includes customary representations, warranties, covenants and agreements, including an agreement by the Company to indemnify the Initial Purchasers against certain liabilities. The closing of the Offering is subject to the satisfaction of certain customary closing conditions contained in the Purchase Agreement and, as a result, there can be no assurance that the Offering will be completed.

The Initial Purchasers and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, affiliates of each of the Initial Purchasers are lenders, and in some cases agents for the lenders, under the revolving credit facility under the Company’s corporate credit agreement and are expected to receive a portion of the net proceeds from the Offering used to repay indebtedness outstanding under such revolving credit facility.

The foregoing description of the Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01 Other Events.

On June 7, 2013, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes and the guarantees thereof have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirements under the Securities Act and applicable state securities laws. The Notes are expected to be offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside of the United States pursuant to Regulation S under the Securities Act. The press release is being issued in accordance with Rule 135c under the Securities Act.

Cautionary Note Regarding Forward-Looking Statements

Certain matters contained in this filing include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

2

All statements, other than statements of historical fact, included in this filing, including regarding the closing of the Offering, the expected use of proceeds from the Offering and the closing of the Acquisition, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, any of the factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this filing, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement, dated June 7, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein.

99.1	Press Release dated June 7, 2013, issued by SemGroup Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: June 10, 2013

	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Purchase Agreement, dated June 7, 2013, by and among SemGroup Corporation, certain of its wholly-owned subsidiaries party thereto, as guarantors, and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein.

99.1	Press Release dated June 7, 2013, issued by SemGroup Corporation.